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                              AGREEMENT AND RELEASE

         This Agreement and Release ("Agreement") is entered into this 14th day of December, 1999 ("Execution Date") by and between FiNet.com, Inc., a Delaware corporation with principal offices located at 2527 Camino Ramon, Bishop Ranch 7, San Ramon, CA 94583 ("Company") and Mark L. Korell, an individual residing at 2727 Deer Meadow Drive, Danville, CA 94956 ("Executive").

                                    RECITALS:

         WHEREAS, Company has employed Executive since October 13, 1998 in the position of Chairman and Chief Executive Officer pursuant to a written employment agreement effective as of that date and as amended ("Employment Agreement"); and

         WHEREAS, Executive now wishes to retire and Company and Executive ("Parties") wish to terminate the Employment Agreement and Executive's employment in a mutually acceptable manner, without dispute and pursuant to the following terms and conditions.

         NOW, THEREFORE, in consideration of the mutual promises and undertakings herein, it is mutually agreed as follows:

                                   AGREEMENTS

         1.       TERMINATION OF AGREEMENT AND EMPLOYMENT.

         Executive hereby resigns his employment pursuant to retirement, and Company accepts his resignation on that basis, effective January 15, 2000 ("Retirement Date"). As of that date, Executive's employment and all positions and assignments to and/or with the Company as well as all duties, responsibilities and authorities with the Company, will terminate. The Parties further mutually agree that as of the Execution Date, Executive is not expected nor authorized to take any action on behalf of or otherwise to obligate the Company in any manner, and that as of the Retirement Date, the Employment Agreement is terminated and of no further force and effect, except for provisions which by their meaning continue thereafter by their terms and/or pursuant to the terms of this Agreement.

         2.       PAYMENTS.

                  (a) On or before the Retirement Date, the Company will pay to Executive all accrued but unpaid salary, bonus, commissions, compensation time, vacation, and unreimbursed business expenses through the Retirement Date.


                  (b) Effective upon the later of the Retirement Date and the expiration of the Revocation Period as provided below ("Effective Date"), the Company will pay to Executive, pursuant to its regularly scheduled payroll periods for Executives in effect at the time, separation payments consisting of the equivalent of six (6) months of his current base salary deemed to be


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the gross amount of $31,250 per month less necessary withholdings and deductions ("Separation Payment"). The longer of the period of payments or six months is deemed to be the severance period ("Severance Period"). All portions of the Separation Payment will be made by Company check, mailed to the address listed for Executive above, unless the Company is otherwise instructed by Executive in writing. Executive specifically agrees and acknowledges that the payments and other benefits provided for in this Agreement exceed any amounts to which he is otherwise entitled pursuant to the Employment Agreement, Company's policies, plans or procedures.

                  (c) Executive is eligible to continue his current health coverage under the Company's group health plan, as it may be modified from time to time, pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended ("COBRA"). Executive has indicated his intention to continue such coverage and to pay the premiums required to maintain such coverage. Company agrees to pay these premiums to maintain coverage for the Executive for the Severance Period as is currently provided under its group health insurance plan in effect at the time.

                  (d) During the Severance Period, all options previously awarded to Executive will continue to vest as if he had remained employed during this Period, and further, will remain exercisable for up to 90 days following the expiration of the Severance Period. Company acknowledges that the 135,000 shares of Company common stock owned by Executive and the shares of Company common stock issuable by Company upon exercise of stock options held by Executive have been registered for sale pursuant to the Securities Act of 1933. Company further acknowledges that following the Retirement Date Executive will not be subject to the Company's Insider Trading Policy.

                  (e) The Parties agree that Executive will not remain eligible to receive the Profit Bonus and FY 2000 Revenue Increase Bonus, as set forth in the Employment Agreement, on a pro-rated or any other basis. The Parties further agree that Executive is not eligible for payment of a FY Equity Bonus, nor to receive any additional "True-Up" options to be calculated on the basis of the sale of additional equity on or after the Retirement Date.

                  (f) In addition to any and all other acknowledgments contained herein, Executive specifically acknowledges that, as of the Retirement Date, and except as otherwise provided herein, he has received all salary, bonus, vacation, commissions, compensation time, options, warrants, stock grants, and/or other payments to which he is or may be entitled pursuant to law, the Employment Agreement, or any other prior agreement or any of the Company's policies or programs, and that he accrues no other benefits or entitlements on or after the Retirement Date, including but not limited to vacation, except as provided in this Agreement.

         3.       COMPANY PROPERTY.

         On or before the Execution Date, Executive agrees to return all items of Company property he had or over which he had control, including but not limited to any equipment belonging to the Company, all code and computer programs and information of whatever nature, as well as any other materials, documents or information, including but not limited to confidential information in his possession or control, and that he will retain no copies thereof,

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except as may be required and as mutually agreed in order for Executive to provide the services as set forth in Section 4 below.

         4.       ACKNOWLEDGEMENT AND RELEASE.

                  (a) In consideration of the promises and undertakings contained herein, Executive, on behalf of himself, his marital community, heirs, executors, administrators and assigns (herein collectively "Executive") on the one hand and the Company (including any and all of its related and affiliated entities, Executives, agents, attorneys, shareholders, affiliates, officers and/or directors of any of them (herein collectively called "Associated Persons") on the other hereby releases in full and discharges and acquits the other from any and all claims, causes of action, liabilities, demands, damages, penalties, debts, obligations, actions and causes of action ("Claims") whether now known or unknown, arising on or before the date hereof and arising out of or relating to Executive's employment with the Company or retirement or other termination therefrom, EXCEPT that: (i) Executive shall retain all benefits, if any, which shall have vested as of the Retirement Date under the Company's 401(k) Plan and he shall be entitled to receive such vested benefits under the terms of the Plan; and further that (ii) Executive is not releasing, discharging or acquitting the Company from any Claims arising under the express terms of this Agreement. This release of claims specifically refers to and includes rights or claims arising under the federal Age Discrimination in Employment Act and any applicable provision of state law.

                  (b) Without limiting the generality of the foregoing, the Claims released herein include any Claims arising out of, based upon or in any way related to (i) the Employment Agreement, the negotiation of this Agreement, and/or any other prior employment agreements, incentive agreements or benefits or retirement plans; (ii) any property, contract or tort claims, including wrongful discharge, breach of employment contract, breach of the covenant of good faith and fair dealing, retaliation, intentional or negligent infliction of emotional distress, tortious interference with existing or prospective economic advantage, negligence, misrepresentation, breach of privacy, defamation, loss of consortium, breach of fiduciary duty, violation of public policy or any other common law claim of any kind; (iii) any violation or alleged violation of Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Older Workers Benefit Protection Act of 1990, the Equal Pay Act, as amended, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Americans With Disabilities Act, the Civil Rights Act of 1866, the Consolidated Omnibus Budget Reconciliation Act, the California Fair Employment and Housing Act, the California Family Rights Act, the California Labor Code, the California Unemployment Insurance Code, or the California Workers' Compensation Act; (iv) any claims for severance pay, bonus, sick leave, vacation or holiday pay, life insurance, health, disability or medical insurance or any other fringe benefit; and (v) any claim relating to or arising under any other local, state or federal statute or regulation or principle of common law (whether in contract or in tort) governing the employment of individuals, discrimination in employment and/or the payment of wages or benefits.

         Executive understands that if any fact with respect to any matter covered by this Agreement is found to be other than, or different from the facts now believed by him to be true, he expressly accepts and assumes the risk of such possible difference in facts and agree that this Agreement shall be, and remain, in full force and effect notwithstanding such difference in fact.


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         Executive acknowledges and warrants that there are no claims or actions currently filed or pending relating to the subject matter of this Agreement.

         5.       CONSULTATION.

         Executive has twenty-one (21) days to consider whether to sign this Agreement. If he signs this Agreement, he has the right to revoke the waiver and release of claims under the Age Discrimination in Employment Act ("ADEA") within seven (7) days of signing this Agreement, and the ADEA waiver and release will not become effective or enforceable until that revocation period has expired. Further, by signing this Agreement, Executive acknowledges that in exchange for the release of claims, including the release under the ADEA, he will receive benefits and money he would not otherwise be entitled to receive. Executive is advised to consult an attorney before signing this Agreement. Should he exercise his right to revoke the ADEA waiver within the seven-day period following his signing this Agreement, he will not receive the payments described above in
Section 2.

         6.       GENERAL RELEASE.

         The release set forth above is a general release and, except as expressly provided herein, is intended to encompass all known and unknown, foreseen and unforeseen claims which either party may have against the other, including all Associated Persons up to and including the date of this Agreement. It is further understood and agreed that Executive expressly waives all rights under Section 1542 of the Civil Code of the State of California and any similar law of any state or territory of the United States. Said section provides as follows:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         Notwithstanding the foregoing, the above release shall not apply to any contractual, statutory or common law indemnification rights possessed by Executive as an office or director or former officer or director of Company.

         7.       CONFIDENTIALITY AND PROPRIETARY INFORMATION.

                  (a) Confidentiality of Agreement. The Parties, specifically including all Associated Persons, specifically agree to keep the fact and terms of this Agreement confidential. Executive agrees to discuss it only with his attorney, advisors, accountant and immediate family. Company agrees to discuss it only with officers, directors, or agents with a specific need to know, and to specifically instruct such persons regarding the obligations of this Agreement, including but not limited to the confidentiality and non-disparagement provisions.

                  (b) Confidential and Proprietary Information. Executive reiterates the confidentiality provisions of the Employment Agreement, and agrees to forever hold in strictest confidence and trust all trade secrets and confidential or proprietary information of any nature and in any form which is treated as confidential by Company and which is not generally known to the public, and will not disclose it except for legitimate Company purposes and with the Company's express written consent. For these purposes, confidential information means all


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business information of whatever nature regarding the Company, its
Executives, directors, customers and suppliers; its procedures, business methods, financial, personnel and salary information; and identities and all other information regarding or otherwise related to its customers and suppliers of goods and services, any or all of which information is not otherwise generally known to the public at large.

                  (c) The Parties agree that the remedy at law for any breach of the foregoing will be inadequate, and that either Party shall be entitled to seek appropriate injunctive relief in addition to any remedy at law in case of any breach of these provisions of this Section.

         8.       AGREEMENT NOT TO MALIGN.

                  (a) The Parties agree that neither they, nor any authorized representative or agent, will make or publish, either verbally or in writing, any statement or comment which could be reasonably interpreted to be derogatory or injurious to either party or any Associated Person. The foregoing notwithstanding, the Parties shall not be precluded from providing information or making statements or comments to or before any regulatory or administrative agency, governmental body or court of law when called upon to do so, which they believe in good faith to be true and which might otherwise be deemed to violate this section.

                  (b) The Parties agree to issue a press release promptly following execution of this Agreement, or otherwise as mutually agreed, materially similar to the language set forth in Attachment A. The Parties specifically acknowledge that Attachment A has been negotiated between them and is mutually acceptable and further, that any inquiries regarding Executive from members of the press or from prospective employers will be referred exclusive to Gary A. Palmer or Stephen Sogin, who will respond in a manner consistent with the provisions of Attachment A.

         9.       AUTHORITY.

         Both Parties warrant and represent that each has the sole right and exclusive authority to execute this Agreement and Release, and that neither is restricted in so doing.

         10.      REMEDIES.

                  (a) Any dispute or difference between the Parties in connection with this Agreement shall be referred to non-binding mediation pursuant to an established mediation service to be selected by agreement between the Parties within ten (10) business days. The mediation shall be scheduled and conducted as promptly as practicable, and the costs of mediation shall be borne equally by the Parties. If the Parties cannot themselves agree on a mediator, they shall each designate one person and those two designees in turn shall select a mediator.

                  (b) If mediation does not resolve the matter, or if the designees are unable to agree on a mediator, then either party shall submit the controversy or claim, within 90 days, to final and binding arbitration in accordance with the Federal Arbitration Act and the rules of the American Arbitration Association ("AAA") then in effect, such arbitration to be conducted in the


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City and County of San Francisco, California. Attorney's fees and costs shall be allocated by agreement in mediation or by the arbitrator in arbitration.

         11.      COMPLETE AGREEMENT.

         This Agreement expresses the full and complete agreement between the Parties regarding the subject matter hereof, and any modification of this Agreement shall not be effective unless it is in a writing signed by all Parties to this Agreement. No party has been or is being influenced to any extent or is relying upon any representation, covenant or statement by any other person unless set forth in this Agreement.

         12.      NO LIABILITY.

         The Parties agree and understand that the payment of monies and giving of other consideration, and the execution of this release and the agreements contained herein do not constitute nor shall be construed as an admission of any liability whatsoever by the Company, or the admission of the validity of any claim made by or against either party.

         13.      GOVERNING LAW.

         This Agreement shall be governed by the law of the State of California applicable to contracts executed and wholly performed therein.

                                  FINET.COM, INC.

                                  By:
                                     ------------------------------------------
                                      Its:
                                          -------------------------------------
                                      Date:
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                                  EXECUTIVE

                                  ----------------------------------------------
                                  MARK L. KORELL

                                  APPROVED AS TO FORM:

                                  ----------------------------------------------
                                  Attorney for Executive

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